UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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DULUTH HOLDINGS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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DULUTH HOLDINGS INC.

201 East Front Street

Mount Horeb, Wisconsin 53572

Supplement No. 1 to

PROXY STATEMENT

Dated April 8, 2020

This Supplement to the Proxy Statement of Duluth Holdings Inc. (the “Company”), filed on Schedule 14A with the Securities and Exchange Commission on April 8, 2020 (the “Proxy Statement”) in connection with the Annual Meeting of Shareholders originally scheduled to be held on May 21, 2020 and now to be reconvened on July 13, 2020, is being filed solely for the purpose of correcting the number of outstanding shares of Class B common stock as of the record date disclosed on pages 1 and 22 of the Proxy Statement and correcting certain information under the “Security Ownership of Certain Beneficial Owners” table on page 22 of the Proxy Statement.

Specifically, the number of outstanding shares of Class B common stock as of the record date was overstated by 87,898 shares of Class B common stock due to a clerical error, and updates were made to the beneficial ownership numbers for Messrs. Loretta and Dittrich, as well as “All Executive Officers and Directors as a Group.” As a result, the Proxy Statement is hereby supplemented to correct the number of outstanding shares of Class B common stock as of the record date from 29,447,466 to 29,359,568 on pages 1 and 22 of the Proxy Statement. In addition, the Proxy Statement is further supplemented to replace the “Security Ownership of Certain Beneficial Owners” table on page 22 of the Proxy Statement with the following table:

	Beneficial Ownership of Common Stock
	Class A		Class B		% of Total Voting Power
	Shares	%	Shares	%
5% Shareholders:
Stephen L. Schlecht and Marianne M. Schlecht Descendants Trust(1)	—	—	8,694,295	29.6%	13.8%
Named Executive Officers and Directors:
Stephen L. Schlecht	3,364,200	100.0%	8,156,445	27.8%	66.3%
David Loretta	—	—	63,435	*	*
Allen L. Dittrich	—	—	187,803	*	*
E. David Coolidge III(2)	—	—	137,348	*	*
Francesca M. Edwardson(3)	—	—	42,107	*	*
Thomas G. Folliard	—	—	55,998	*	*
David Finch	—	—	102,899	*	*
Brenda I. Morris	—	—	12,307	*	*
Scott K. Williams	—	—	5,814	*	*
Stephanie L. Pugliese(4)	—	—	601,103	2.0	1.0
All Executive Officers and Directors as a Group (13)	3,364,200	100.0%	9,502,494	32.4%	68.5%

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of common stock.
(1)

John A. Dickens and Thomas W. Wenstrand are co-trustees of the Stephen L. Schlecht and Marianne M. Schlecht Descendants Trust established July 31, 2000 and as such have shared voting and dispositive power over these shares of Class B common stock. The address of the trust is c/o Godfrey & Kahn, S.C., 833 E. Michigan Street, Suite 1800, Milwaukee, WI 53202.

(2)	Includes: 15,000 shares of Class B common stock are held in Mr. Coolidge’s IRA account.
(3)	Includes: 17,300 shares of Class B common stock owned by Ms. Edwardson’s husband as to which she disclaims beneficial ownership.
(4)

Information is derived from Ms. Pugliese’s last Form 4 filed with the SEC on April 10, 2019. Includes: 2,820 shares of Class B common stock held as custodian under UTMA accounts for the benefit of certain of Ms. Pugliese’s children. The information also reflects the forfeiture of 221,313 Class B shares of unvested restricted stock upon her resignation effective August 29, 2019.

This Supplement does not revise or update any other information set forth in the Proxy Statement, and should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

The date of this Proxy Statement Supplement is May 12, 2020.